AUDIT ALLIANCE LLP®

Member of Allinial GLOBAL.

A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428
Website: www.allianceaudit.com

November 2, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read Form 6-K dated November 3, 2022 of Meiwu Technology Co., Ltd. ("Registrant") and are in agreement with the statements contained therein as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

AuditAlliance LLP

Singapore